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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                   FORM 8-K/A

                  AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               September 29, 1995

                               ------------------

                               CHIRON CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                0-12798                           94-2754624
 (State or other jurisdiction     (Commission                   (I.R.S. Employer
       of incorporation)          File Number)               Identification No.)

          4560 HORTON STREET,
        EMERYVILLE, CALIFORNIA                    94608-2916
        (Address of principal                     (Zip Code)
          executive offices)

               Registrant's telephone number, including area code:
                                 (510) 655-8730

                               -------------------


                                 NOT APPLICABLE

         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                AMENDMENT NO. 1

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS The undersigned registrant hereby amends the following portion of its
Current Report on Form 8-K dated September 29, 1995, as set forth below:

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Chiron Corporation ("Chiron" or the "Company") is filing with this amendment the financial statements required by Item 7 (a) of this Form. The following financial statements are included in Exhibit 13.1 and 13.2 and incorporated herein by reference:

          1. Audited Balance Sheets, Statements of Operations, Stockholders' Equity and Cash Flows as of December 31, 1994 and December 31, 1993, and for each of the years in the three-year period ended December 31, 1994, of Viagene, Inc. (Viagene), together with the report thereon by Ernst & Young LLP, independent auditors for Viagene.

          2. Unaudited Condensed Balance Sheets as of June 30, 1995 and December 31, 1994, Condensed Statements of Operations for the three months and six months ended June 30, 1995 and June 30, 1994, respectively, and the Condensed Statements of Cash Flows for the six months ended June 30, 1995 and June 30, 1994, of Viagene.

     (b)  PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information for the transaction described in Item 2, consisting of an Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1995, and Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1994, and for the six months ended June 30, 1995, together with notes thereto, are attached hereto and incorporated herein by reference.

     The following unaudited pro forma combined condensed financial statements have been prepared to illustrate the effect of the acquisition of Viagene and include an Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1995, and Unaudited Pro Forma Combined Condensed Statements of Operations for the six months ended June 30, 1995, and for the year ended December 31, 1994. The pro forma financial statements are based on the historical consolidated financial statements of Chiron and historical financial statements of Viagene as well as the historical statements of operations for the year ended December 31, 1994, of Ciba Corning Diagnostics Corp. ("CCD"), JV Vax B.V. and The Biocine Company (subsequently renamed "Chiron Biocine Company") along with the pro forma adjustments and elimination entries in the Unaudited Pro Forma Combined Condensed Statement of Operations reported by Chiron on Form 8-K/A dated March 17, 1995 (the "Form 8-K/A"), in connection with Chiron's acquisition from Ciba-Geigy, Limited ("Ciba") of CCD and Ciba's interests in The Biocine Company and JV Vax B.V. which was effective as of January 1, 1995. The financial positions and results of operations of CCD, The Biocine Company and JV Vax B.V. are included in Chiron's historical consolidated balance sheet and statement of operations as of and for the six months ended June 30, 1995.

     The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1995, assumes that the acquisition of Viagene was consummated on June 30, 1995, and the Unaudited Pro Forma Combined Condensed Statements of Operations for the six months ended June 30 ,1995, and for the year ended December 31, 1994, assume that the acquisition had been consummated as of the first day of the periods presented.

     The pro forma adjustments are based on the Agreement and Plan of Merger, dated as of April 23, 1995 (the "Merger Agreement") between Chiron and Viagene, and related agreements, which provide for Viagene stockholders to receive newly issued Chiron common stock consideration and/or cash consideration in exchange for Viagene common stock. Viagene stockholders received approximately 916,000 shares of newly issued Chiron common stock and cash of approximately $35.5 million. For purposes of preparing the Unaudited Pro Forma Combined Condensed Balance Sheet, the value of the Chiron common stock is based upon a per share price of

$90.50. In addition, Viagene optionholders received approximately 131,000 options to purchase Chiron common stock in exchange for options to purchase Viagene common stock. The value assigned to these options to purchase Chiron common stock is based upon estimates at the time of the acquisition using an option pricing model. The aggregate amount to be allocated to the assets acquired and liabilities assumed consists of (in thousands):


Chiron common stock issued to Viagene stockholders           $ 82,859
Cash paid to Viagene stockholders                              35,500
Options to purchase Chiron common stock                         8,543
Carrying value of Chiron's initial investment in Viagene       14,130
Estimated costs and expenses of the merger                      2,696
                                                             --------
                                                             $143,728
                                                             --------
                                                             --------


     The actual allocation will be based on the estimated fair values of the tangible and intangible assets and liabilities of Viagene on September 29, 1995. For purposes of the pro forma financial statements, such allocation has been estimated as follows (in thousands):


Current assets                                               $ 25,434
Property, plant and equipment                                   7,515
Liabilities                                                   (12,905)
Other assets                                                      149
In-process technology                                         123,535
                                                             --------
                                                             $143,728
                                                             --------
                                                             --------


     The pro forma adjustments are based on preliminary estimates, which are derived from available information and certain assumptions. In accordance with generally accepted accounting principles, the amount allocated to in-process technology will be charged to expense during the third quarter ending October 1, 1995. This adjustment has been excluded from the Unaudited Pro Forma Combined Condensed Statements of Operations as it is a nonrecurring item.

     The unaudited Pro Forma Combined Condensed Statements of Operations exclude any potential benefits that might result from the acquisition due to synergies that may be derived and from the elimination of any duplicate efforts. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the results that actually would have occurred if the merger occurred on the dates indicated or indicative of results which may be obtained in the future. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes for Chiron, Viagene, CCD, The Biocine Company and JV Vax B.V.

     (c)  EXHIBITS

13.1 Financial statements of Viagene, Inc. as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994.
13.2 Financial statements of Viagene, Inc. as of June 30, 1995 and December 31, 1994, and for the three-month and six-month periods ending June 30, 1995 and June 30, 1994, respectively.
23.1 Consent of Ernst & Young LLP, Independent Auditors

                           CHIRON AND VIAGENE COMBINED
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  JUNE 30, 1995
                                 (IN THOUSANDS)

                                                      Chiron               Viagene,            Pro Forma            Pro Forma
                                                  Corporation (a)            Inc.             Adjustments           Combined
                                                  ---------------         -----------        -------------        -------------
 Current assets:
  Cash and cash equivalents                          $     82,147          $   6,617           $  (35,500) (e)      $   54,605
                                                                                                    1,341  (g)
  Short-term investments in marketable debt
    securities                                             71,436             14,359                    -               85,795
                                                   ---------------        -----------        -------------        -------------
     Total cash and short-term investments                153,583             20,976              (34,159)             140,400
  Accounts receivable                                     265,631              2,483                 (995) (b)         267,119
  Inventories                                             163,781                  -                    -              163,781
  Other current assets                                     43,711                634                    -               44,345
                                                   ---------------        -----------        -------------        -------------
   Total current assets                                   626,706             24,093              (35,154)             615,645
  Noncurrent investments in marketable debt
    securities                                            115,017                  -                    -              115,017
  Property, equipment and leasehold
    improvements, net                                     484,208              7,515                    -              491,723
  Intangible assets, net                                  164,271                  -              123,535  (c)         164,271
                                                                                                 (123,535) (d)
  Investments in equity securities and affiliated
    companies                                              49,800                  -              (20,733) (f)          29,067
  Other assets                                             51,834                149                    -               51,983
                                                   ---------------        -----------        -------------        -------------
                                                     $  1,491,836          $  31,757           $  (55,887)        $  1,467,706
                                                   ---------------        -----------        -------------        -------------
                                                   ---------------        -----------        -------------        -------------

 Current liabilities:
  Accounts payable                                   $     65,140          $   1,632           $     (995) (b)    $     65,777
  Accrued compensation and related expenses                48,355                  -                1,218  (c)          49,573
  Short-term borrowings                                    97,956                  -                    -               97,956
  Current portion of unearned revenue                      19,978              1,172                    -               21,150
  Current portion of long-term debt                         3,265              1,821                    -                5,086
  Taxes payable                                            26,678                  -                    -               26,678
  Other current liabilities                               126,662                567                  102  (c)         130,027
                                                                                                    2,696  (e)
                                                   ---------------        -----------        -------------        -------------
   Total current liabilities                              388,034              5,192                3,021              396,247
  Long-term debt                                          406,548              4,200                    -              410,748
  Other noncurrent liabilities                             37,101              2,193                    -               39,294
  Stockholders' equity:
   Common stock and additional paid-in
     capital                                            1,604,294             61,205              122,215  (c)       1,695,696
                                                                                                   91,402  (e)
                                                                                                 (143,728) (f)
                                                                                                  (41,033) (f)
                                                                                                    1,341  (g)
   Accumulated deficit                                   (962,502)           (41,033)              41,033  (f)      (1,086,037)
                                                                                                 (123,535) (d)
   Cumulative foreign currency translation
     adjustment                                             4,010                  -                    -                4,010
   Unrealized gain (loss) from investments                 14,351                  -               (6,603) (f)           7,748
                                                   ---------------        -----------        -------------        -------------
    Total stockholders' equity                            660,153             20,172              (58,908)             621,417
                                                   ---------------        -----------        -------------        -------------
                                                     $  1,491,836          $  31,757           $  (55,887)         $ 1,467,706
                                                   ---------------        -----------        -------------        -------------
                                                   ---------------        -----------        -------------        -------------


                         See accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET

     The Unaudited Pro Forma Combined Condensed Balance Sheet has been prepared to reflect the acquisition of Viagene as if it occurred on June 30, 1995. The acquisition has been accounted for under the purchase method of accounting.

     The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

          (a) Chiron's historical balances for June 30, 1995, have been modified to reflect revised estimates related to the Ciba transaction purchase accounting which were recognized by Chiron in the third quarter ending September 30, 1995.

          (b) Represents the elimination of intercompany receivables and payables as of June 30, 1995.

          (c) Represents the adjustments of Viagene's assets and liabilities to their estimated fair values at the date of the acquisition and the accrual of acquisition-related liabilities.

          (d) Represents the write-off of acquired in-process technology as of the date of the merger. This adjustment is excluded from the Unaudited Pro Forma Combined Condensed Statements of Operations as it is a nonrecurring item. Approximately $130.3 million related to the write-off in-process technology related to the Viagene acquisition was recorded by Chiron during the third quarter ending September 30, 1995. The difference between the approximately $123.5 million write-off of in-process technology per the Pro Forma Combined Condensed Balance Sheet at June 30, 1995 and the actual write-off of in-process technology at September 30, 1995 results from reductions in actual net assets acquired due to operating activities of Viagene from June 30, 1995 to September 30, 1995.

          (e) Represents the issuance of approximately 916,000 shares of Chiron common stock at a fair market value of approximately $82.9 million based on $90.50 per share (the closing price of Chiron common stock on September 29, 1995), the payment of approximately $35.5 million in cash to Viagene stockholders, the issuance of options (valued at $8.5 million) to purchase Chiron common stock to Viagene optionholders in exchange for unexercised Viagene options and the accrual of $2.7 million in costs and expenses associated with the transaction.

          (f) Represents the elimination of Chiron's initial investment in Viagene under the cost method and the elimination of Viagene's historical equity and accumulated deficit.

          (g) Represents the cash receipts from exercise of Viagene stock options at the time of the merger.

              CHIRON, CIBA CORNING DIAGNOSTICS CORP., JV VAX B.V.
                        AND THE BIOCINE COMPANY COMBINED
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                    (In thousands, except per share amounts)


                                                               Ciba
                                                              Corning                                   The
                                          Chiron            Diagnostics           JV Vax              Biocine
                                        Corporation            Corp.               B.V.               Company
                                      --------------      --------------      --------------      --------------
Revenues:
  Product sales                          $ 275,966           $ 447,125          $  56,676           $        -
  Equity in earnings of
    joint businesses                        82,395                   -                  -                    -
  Collaborative agreement
    revenues                                67,501                   -                  -                    -
  Other revenues                            28,117               8,550              2,578                    -
                                      --------------       --------------      --------------      --------------
     Total revenues                        453,979             455,675             59,254                    -
                                      --------------       --------------      --------------      --------------
Expenses:
  Research and development                 166,175              61,484              9,233               54,875

  Cost of sales                            128,209             208,916             24,105                    -
  Selling, general and
    administrative                         112,107             157,811             21,789                1,937

  Other operating expenses                   5,088              12,627                  -                    -
  Loss on divestiture                            -              (3,757)                 -                    -
                                      --------------       --------------      --------------      --------------
     Total expenses                        411,579             437,081             55,127               56,812
                                      --------------       --------------      --------------      --------------
Income (loss) from operations               42,400              18,594              4,127              (56,812)
  Other income (expense), net              (10,403)            (12,482)            10,868                  683
                                      --------------       --------------      --------------      --------------
  Income (loss) before income
    taxes                                   31,997               6,112             14,995              (56,129)
  Provision for income taxes                13,672               4,006              3,103                     -
                                      --------------       --------------      --------------      --------------
  Income (loss) before
    nonrecurring charges              $     18,325           $   2,106          $  11,892           $   (56,129)
                                      --------------       --------------      --------------      --------------
                                      --------------       --------------      --------------      --------------
  Income (loss) before
    nonrecurring charges per
    share                             $       0.53
                                      --------------
                                      --------------
Nonrecurring charges (not
  included above)                     $       -
                                      --------------
                                      --------------
Nonrecurring charges per
  share                               $       -
                                      --------------
                                      --------------
Shares used in calculation of
  per share amounts                         34,293
                                      --------------
                                      --------------
                                                            Adjustments
                                                                and
                                                            Elimination               Pro forma
                                           Total              Entries                 Combined
                                      --------------      --------------           --------------
Revenues:
  Product sales                          $ 779,767          $         -              $ 779,767
  Equity in earnings of
    joint businesses                        82,395               (7,144) (d)            75,251
  Collaborative agreement
    revenues                                67,501                    -                 67,501
  Other revenues                            39,245               (1,937) (h)            34,608
                                                                 (2,700) (e)
                                      --------------      --------------           --------------
     Total revenues                        968,908              (11,781)               957,127
                                      --------------      --------------           --------------
Expenses:
  Research and development                 291,767              (54,875) (d)           236,837
                                                                    (55) (a)
  Cost of sales                            361,230              (11,747) (a)           349,483
  Selling, general and
    administrative                         293,644               (1,937) (h)           291,574
                                                                   (133) (a)
  Other operating expenses                  17,715                1,533  (b)            19,248
  Loss on divestiture                       (3,757)                   -                 (3,757)
                                      --------------      --------------           --------------
     Total expenses                        960,599              (67,214)               893,385
                                      --------------      --------------           --------------
Income (loss) from operations                8,309               55,433                 63,742
Other income (expense), net                (11,334)               3,971  (c)            (7,363)
                                      --------------      --------------           --------------
Income (loss) before income
  taxes                                     (3,025)              59,404                 56,379
Provision for income taxes                  20,781                4,030  (f)            24,811
                                      --------------      --------------           --------------
Income (loss) before
  nonrecurring charges                  $  (23,806)          $   55,374              $  31,568
                                      --------------      --------------           --------------
                                      --------------      --------------           --------------
Income (loss) before
  nonrecurring charges per
  share                                                                              $    0.77 (g)
                                                                                   --------------
                                                                                   --------------
Nonrecurring charges (not
  included above)                       $        -           $(222,600) (i)          $(222,600)
                                      --------------      --------------           --------------
                                      --------------      --------------           --------------
Nonrecurring charges per
  share                                 $        -           $       -               $   (5.44) (g)
                                      --------------      --------------           --------------
                                      --------------      --------------           --------------

Shares used in calculation of
  per share amounts                                                                     40,893  (g)
                                                                                   --------------
                                                                                   --------------

                             See accompanying notes.

                    NOTES TO UNAUDITED PRO FORMA COMBINED
                      CONDENSED STATEMENT OF OPERATIONS

     The Unaudited Pro Forma Combined Condensed Statement of Operations related to the Ciba-Geigy Limited ("Ciba") transaction gives effect to Chiron's acquisitions from Ciba of Ciba Corning Diagnostics Corp. ("CCD") and Ciba's interests in The Biocine Company and JV Vax B.V. (the "acquisitions"), as discussed in the Registrant's Current Report on Form 8-K/A dated March 17, 1995.

     The Unaudited Pro Forma Combined Condensed Statement of Operations related to the Ciba transaction has been prepared to reflect the acquisitions as if they occurred on January 1, 1994. In the case of JV Vax B.V., the amounts included herein are for the year ended November 30, 1994. The acquisitions have been accounted for under the purchase method of accounting. The amount of the purchase price allocated to base technology has been recorded as an intangible asset and is being amortized on a straight-line basis over 10-15 years.

     The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Statement of
Operations:

          (a) Represents adjustments to depreciation and amortization resulting from the fair market value adjustments to fixed assets, intangible assets, and other assets recorded in connection with the acquisitions.

          (b) Represents the amortization of identifiable intangible assets primarily over 10 to 15 years.

          (c) Represents the adjustments to interest income and interest expense resulting from (a) a reduction in CCD's debt to amounts specified in the acquisition agreements at a weighted average interest rate of 6.8%, and (b) a reduction in interest income earned due to the $23.5 million payment made to Ciba in connection with the acquisition.

          (d) Represents the elimination of Chiron's share of the net income of JV Vax B.V. and research expense billed by Chiron to The Biocine Company. Revenues of $40.9 million earned by Chiron from The Biocine Company were not eliminated as Ciba has agreed to provide research funding of at least $250 million over five years in support of research at Chiron. However, the specific programs to be funded are subject to Ciba's approval. In the event Chiron utilizes this research funding arrangement, Chiron will be obligated to offer to Ciba the opportunity to share in the market opportunities of any resulting products. Alternatively, Chiron is entitled to reacquire certain rights to any resulting products by paying to Ciba, in cash or common stock, an amount equal to the funding plus an agreed-upon return and certain residual rights.

          (e) Represents the elimination of revenues recorded by CCD in connection with research collaboration arrangements with Ciba.

          (f) Represents the tax effect, where applicable, of the Unaudited Pro Forma Combined Condensed Statement of Operations adjustments based on the statutory rate in effect for the period shown.

          (g) Pro forma combined net income per share amounts as presented in the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations are based on the weighted average number of Chiron shares used in the calculation of historical net income per share, adjusted to reflect the issuance of 6.6 million new shares of Chiron common stock to Ciba.

          (h)  Represents the elimination of intercompany transactions.

          (i) As required under generally accepted accounting principles, amounts allocated to acquired in-process technology have been expensed. This $222.6 million charge has been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as it represents a material, nonrecurring item. Additionally, the Company incurred charges of approximately $50 million related to legal and investment advisory fees and employee payments and the related taxes in connection with this transaction. These charges have also been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as they represent material, nonrecurring items.

                           CHIRON AND VIAGENE COMBINED
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)


                                                                   Year Ended December 31, 1994
                                                  --------------------------------------------------------------
                                                   Pro Forma                         Pro Forma        Pro Forma
                                                  Chiron (a)         Viagene        Adjustments       Combined
                                                  -----------      -----------      -----------      -----------
Revenues:
  Product sales                                    $ 779,767        $       -        $       -        $ 779,767
  Equity in earnings of
    unconsolidated joint
    businesses                                        75,251                -                -           75,251
  Collaborative agreement
    revenues                                          67,501           12,895           (1,454) (d)      78,942
  Other revenues                                      34,608                -                -           34,608
                                                  -----------      -----------      -----------      -----------
    Total revenues                                   957,127           12,895           (1,454)         968,568
                                                  -----------      -----------      -----------      -----------
Expenses:
  Research and development                           236,837           21,549           (1,454) (d)     256,932
  Cost of sales                                      349,483                -                -          349,483
  Selling, general and
    administrative                                   291,574            3,398                -          294,972
  Write-off of purchased in-
    process technologies                                   -                -                -                -
  Costs related to Ciba
    transaction                                            -                -                -                -
  Restructuring and
    reorganization costs                                   -                -                -                -
  Other operating expenses                            19,248                -                -           19,248
  Loss on divestiture                                 (3,757)               -                -           (3,757)
                                                  -----------      -----------      -----------      -----------
    Total expenses                                   893,385           24,947           (1,454)         916,878
                                                  -----------      -----------      -----------      -----------
Income (loss) from operations                         63,742          (12,052)               -           51,690
Other income (expense), net                           (7,363)           1,140          (1,408) (c)       (7,631)
                                                  -----------      -----------      -----------      -----------
Income (loss) before income
  taxes                                               56,379          (10,912)          (1,408)          44,059
Provision for income taxes                            24,811                -             (493) (e)      24,318
                                                  -----------      -----------      -----------      -----------
Income (loss) before
  nonrecurring charges                             $  31,568        $ (10,912)       $    (915)       $  19,741
                                                  -----------      -----------      -----------      -----------
                                                  -----------      -----------      -----------      -----------
Income (loss) before
  nonrecurring charges per
  share:                                           $    0.77                                          $    0.47 (f)
                                                  -----------                                        -----------
                                                  -----------                                        -----------
Nonrecurring charges (not
  included above)                                  $(222,600)                        $(123,535) (g)   $(346,135)
                                                  -----------                       -----------      -----------
                                                  -----------                       -----------      -----------
Nonrecurring charges per
  share                                            $   (5.44)                                         $   (8.28) (f)
                                                  -----------                                        -----------
                                                  -----------                                        -----------
Shares used in calculation
  of per share amounts                                40,893                                             41,809 (f)
                                                  -----------                                        -----------
                                                  -----------                                        -----------
                                                                 Six Months Ended June 30, 1995
                                                  --------------------------------------------------------------
                                                                                     Pro Forma        Pro Forma
                                                  Chiron (b)         Viagene        Adjustments       Combined
                                                  -----------      -----------      -----------      -----------
Revenues:
  Product sales                                    $ 432,242        $       -        $       -        $ 432,242
  Equity in earnings of
    unconsolidated joint
    businesses                                        39,538                -                -           39,538
  Collaborative agreement
    revenues                                          10,522            5,762           (1,046) (d)      15,238
  Other revenues                                      17,695                -                -           17,695
                                                  -----------      -----------      -----------      -----------
    Total revenues                                   499,997            5,762           (1,046)         504,713
                                                  -----------      -----------      -----------      -----------
Expenses:
  Research and development                           170,989           13,174           (1,046) (d)     183,117
  Cost of sales                                      198,873                -                -          198,873
  Selling, general and
    administrative                                   173,281            2,267                -          175,548
  Write-off of purchased in-
    process technologies                             234,623                -                -          234,623
  Costs related to Ciba
    transaction                                       49,478                -                -           49,478
  Restructuring and
    reorganization costs                              39,055                -                -           39,055
  Other operating expenses                             5,804                -                -            5,804
  Loss on divestiture                                      -                -                -                -
                                                  -----------      -----------      -----------      -----------
    Total expenses                                   872,103           15,441           (1,046)         886,498
                                                  -----------      -----------      -----------      -----------
Income (loss) from operations                       (372,106)          (9,679)               -         (381,785)
Other income (expense), net                           (3,499)             321             (596) (c)      (3,774)
                                                  -----------      -----------      -----------      -----------
Income (loss) before income
  taxes                                             (375,605)          (9,358)            (596)        (385,559)
Provision for income taxes                            11,661                -             (208) (e)      11,453
                                                  -----------      -----------      -----------      -----------
Income (loss) before
  nonrecurring charges                             $(387,266)       $  (9,358)       $    (388)       $(397,012)
                                                  -----------      -----------      -----------      -----------
                                                  -----------      -----------      -----------      -----------
Income (loss) before
  nonrecurring charges per
  share:                                           $   (9.66)                                         $   (9.68) (f)
                                                  -----------                                        -----------
                                                  -----------                                        -----------
Nonrecurring charges (not
  included above)                                          -                -        $(123,535) (g)   $(123,535)
                                                  -----------      -----------      -----------      -----------
                                                  -----------      -----------      -----------      -----------
Nonrecurring charges per
  share                                                    -                -                         $   (3.01) (f)
                                                  -----------      -----------                       -----------
                                                  -----------      -----------                       -----------
Shares used in calculation
  of per share amounts                                40,086                                             41,002  (f)
                                                  -----------                                        -----------
                                                  -----------                                        -----------

                             See accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENTS OF OPERATIONS


     The Unaudited Pro Forma Combined Condensed Statements of Operations have been prepared to reflect the acquisition of Viagene as if it occurred on January 1, 1994, for the pro forma statement of operations for the year ended December 31, 1994, and on January 1, 1995, for the pro forma statement of operations for the six months ended June 30, 1995. The acquisition has been accounted for under the purchase method of accounting.

     The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Statements of Operations:

          (a) Included in Chiron's December 31, 1994, pro forma results are the historical statements of operations of CCD, JV Vax B.V. and The Biocine Company as presented in the Unaudited Pro Forma Combined Condensed Statement of Operations reported by Chiron on Form 8-K/A dated March 17, 1995, in connection with Chiron's acquisition from Ciba of CCD and Ciba's interests in The Biocine Company and Biocine S.p.A. The adjustments and elimination entries as presented in the Unaudited Pro Forma Combined Condensed Statement of Operations on Form 8-K/A have been modified to reflect revised estimates to the purchase accounting related to the Ciba transaction. A revised Unaudited Pro Forma Combined Condensed Statement of Operations along with the notes thereto relating to the Ciba transaction are shown on pages 5 and 6.

          (b) Chiron's historical amounts for the six months ended June 30, 1995, have been modified to reflect revised estimates related to the Ciba transaction purchase accounting which were recognized by Chiron in the third quarter ending September 30, 1995.

          (c) Represents the reduction in interest income earned due to the $35.5 million cash payment made to Viagene stockholders in connection with the merger less cash received from exercise of Viagene stock options.

          (d) Represents the elimination of revenues recorded by Chiron and expenses recorded by Viagene in connection with research collaboration arrangements between Viagene and Chiron.

          (e) Represents the tax effect, where applicable, of the Unaudited Pro Forma Combined Condensed Statements of Operations adjustments based on the statutory rate in effect for the periods shown.

          (f) Pro forma combined income (loss) before nonrecurring charges per share amounts as presented in the accompanying Unaudited Pro Forma Combined Condensed Statements of Operations are based on the weighted average number of shares of Chiron common stock used in the calculation of income (loss) before nonrecurring charges per share, adjusted to reflect the issuance of approximately 916,000 new shares of Chiron common stock to Viagene stockholders.

          (g) As required under generally accepted accounting principles, amounts allocated to acquired in-process technology have been written off in the accompanying Unaudited Pro Forma Combined Condensed Balance Sheet. This $123.5 million charge has been excluded from the Unaudited Pro Forma Combined Condensed Statements of Operations as it represents a nonrecurring item. Approximately $130.3 million related to the write-off of in-process technology related to the Viagene acquisition was recorded by Chiron during the third quarter ending September 30, 1995. The difference between the approximately $123.5 million write-off of in-process technology per the Pro Forma Combined Condensed Statements of Operations for the year ending December 31, 1994, and the six months ending June 30, 1995, respectively, and the actual write-off of in-process technology at September 30, 1995 results from reductions in actual net assets acquired due to operating activities of Viagene from June 30, 1995 to September 30, 1995.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHIRON CORPORATION


                                       By       /s/ DENNIS L. WINGER
                                          ------------------------------------
                                                  Dennis L. Winger
                                                SENIOR VICE PRESIDENT,
                                              FINANCE AND ADMINISTRATION
                                              AND CHIEF FINANCIAL OFFICER


Dated:  November 13, 1995

                                  EXHIBIT INDEX


                                                                       Page
                                                                       ----
Exhibit 13.1   Viagene, Inc.                                           F-2
Exhibit 13.2   Viagene, Inc.                                           F-15
Exhibit 23.1   Consent of Ernst & Young, LLP, Independent Auditors

                                       F-1